UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 22, 2025

(Date of earliest event reported)

MARVELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40357	85-3971597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

(Address of principal executive offices, including Zip Code)

(302) 295-4840

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MRVL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Marvell Technology, Inc. (the “Company”) approved the appointment of Rajiv Ramaswami to the Board effective July 22, 2025.

Mr. Ramaswami, age 59, has served as a Director and the President and Chief Executive Officer of Nutanix, Inc., an enterprise Cloud computing company since December 2020. Mr. Ramaswami has more than 30 years of experience spanning software, cloud services, and network infrastructure. Prior to joining Nutanix, Mr. Ramaswami served as Chief Operating Officer of Products and Cloud Services at VMware,Inc., a virtualization and cloud infrastructure solutions company, from October 2016 until December 2020. From April 2016 to October 2016, Mr. Ramaswami led VMware’s Networking and Security business as Executive Vice President and General Manager. Mr. Ramaswami served as Executive Vice President and General Manager, Infrastructure and Networking at Broadcom, a semiconductor, enterprise software and security solutions company, from February 2010 to January 2016. Prior to Broadcom, he served in multiple General Manager roles at Cisco, a global networking hardware and software technology company, across switching, data center, storage and optical networking business units. Earlier in his career, he held various leadership positions at Nortel, Tellabs, and IBM. Mr. Ramaswami also served as a member of the board of directors of NeoPhotonics Corporation, a manufacturer of telecommunications circuits, from March 2014 to August 2022. Mr. Ramaswami is an Institute of Electrical and Electronics Engineers Fellow and holds thirty-six patents, primarily in optical networking. Mr. Ramaswami has Bachelor of Science degree in Electrical Engineering and Computer Science from the Indian Institute of Technology, Madras as well as a M.S. and Ph.D. in Electrical Engineering and Computer Science from the University of California, Berkeley.

The Board has determined that he is an “independent director” as defined under the applicable rules and regulations of the Securities and Exchange Commission and the listing requirements and rules of The NASDAQ Stock Market.

There are no family relationships between Mr. Ramaswami and any other director or executive officer of the Company. Nor are there any transactions between him or any member of his immediate families and the Company that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between him and any other persons or entities pursuant to which he was appointed as a director of the Company.

He will participate in all director compensation and benefit programs in which the Company’s other non-employee directors participate, including an annual director retainer of $100,000 and an annual equity grant of restricted stock units valued at $250,000. In addition, upon joining the Board, he received a restricted stock unit award valued in an amount equal to a prorated portion of the annual equity grant, which prorated grant will vest on the date of the 2026 annual meeting of stockholders.

A copy of the press release announcing this appointment is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated July 23, 2025

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVELL TECHNOLOGY, INC.

Date: July 23, 2025	By:	/s/ Mark Casper
Mark Casper
Executive Vice President, Chief Legal Officer, and Secretary